STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 07/18/1990
901995176 - 2175068

CERTIFICATE OF CORRECTION
OF
CERTIFICATE OF DESIGNATION
PREFERENCES OF SERIES A CONVERTIBLE PREFERRED
STOCK OF DOCUCON, INCORPORATED

Docucon, Incorporated, a corporation incorporated under the laws of the State of Delaware, does hereby certify pursuant to Section 103(f) of the General Corporation Law:

FIRST: That the Certificate of Designation, Preferences of Series A Convertible Preferred Stock of Docucon, Incorporated that was filed with the Secretary of State of Delaware on May 30, 1990 is an inaccurate record of the corporate action referred to therein.

SECOND: That the Certificate of Designation, Preferences of Series A Convertible Preferred Stock of Docucon, Incorporated was inaccurate in the following respect:

The conversion price of each share of Convertible Preferred Stock should be $.075 per share of Common Stock, instead of $1.375 per share of Common Stock. In corrected form, Section (6) should be read as follows:

"(6) Conversion Rights

(a) Each share of Convertible Preferred Stock shall be convertible at the option of the holder thereof at the office of the Company or at the office of the transfer agent, if any, for the Convertible Preferred Stock, into shares of duly authorized, fully paid, and non-assessable shares of Common Stock at the conversion price of $0.75 per share of Common Stock (the "Conversion Rate"), subject to adjustment as provided in this paragraph. The number of shares of Common Stock to be delivered upon conversion of the Convertible Preferred Stock shall be determined by dividing the liquidation amount ($25,000 per share) of the shares surrendered by the Conversion Rate at the time of surrender, calculated to the nearest 1/100th of a share (fractions of less than 1/100 being disregarded)."

IN WITNESS WHEREOF, the undersigned have executed this certificate of correction in the name and on behalf of Docucon, Incorporated, this 1st day of June, 1990.

Edward P. Gistaro
President

ATTEST:

Stanley E. Faye
Assistant Secretary

Each of the undersigned signing on behalf of Docucon, Incorporated declares under penalties of perjury that the matters set forth in the foregoing certificate are true and correct of their own knowledge.

Edward P. Gistaro
President

Stanley E. Faye
Assistant Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:19 PM 12/17/2007
FILED 01:17 PM 12/17/2007
SRV 071329522 - 2175068 FILE

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
DOCUCON, INCORPORATED

Docucon, Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

1. That, by unanimous vote of the Board of Directors of the Corporation at a meeting duly called and held on December 12, 2007, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable, and adopting such amendment.

2. That the text of each proposed amendment is as follows:

Article FIRST of the Certificate of Incorporation of the corporation is hereby amended by deleting paragraph (a) thereof and substituting the following in lieu thereof:

"**FIRST:** The name of the Corporation is Issuer Direct Corporation"

Article SECOND of the Certificate of Incorporation of the corporation is hereby amended by deleting paragraph (a) thereof and substituting the following in lieu thereof:

"**SECOND:** The registered office of the Corporation in the State of Delaware is 1220 North Market Street Ste 808, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is American Incorporators Ltd."

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chairman of the Board and Chief Executive Officer this 14th day of December, 2007.

DOCUCON, INCORPORATED

By: /s/ Brian R. Balbirnie
Brian R. Balbirnie
President,Chairman of the Board, Chief Executive Officer

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
OF
ISSUER DIRECT CORPORATION

Issuer Direct Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

1. That, by action by written consent of more than a majority of the Company's shares outstanding and entitled to vote on the matter, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable, and adopting such amendment.
2. That the text of each proposed amendment is as follows:

Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended by deleting paragraph (a) in its entirety and substituting the following in lieu thereof:

(a) The total number of shares of all classes of stock which the Corporation is authorized to issue is One Hundred Thirty Million (130,000,000) shares, consisting of Thirty Million (30,000,000) shares of $1.00 par value per share preferred stock (the "Preferred Stock"), and One Hundred Million (100,000,000) shares of $0.01 par value per share common stock (the "Common Stock").

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chairman of the Board of Directors and Chief Executive Officer this 12 day of May, 2008.

ISSUER DIRECT CORPORATION

By: [signature]
Brian R. Balbirnie
Chairman and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:42 AM 07/09/2008
FILED 10:36 AM 07/09/2008
SRV 080767234 - 2175068 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:15 PM 11/29/2010
FILED 05:14 PM 11/29/2010
SRV 101127789 - 2175068 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF DESIGNATION
PREFERENCES OF SERIES A CONVERTIBLE PREFERRED STOCK OF ISSUER DIRECT CORPORATION

Issuer Direct Corporation, a corporation incorporated under the laws of the State of Delaware, does hereby certify pursuant to Sections 228 and 242 of the General Corporation Law:

FIRST: That the original Certificate of Designation, Preferences of Series A Convertible Preferred Stock of Issuer Direct Corporation, was filed with the Secretary of State of Delaware on May 30, 1990.

SECOND: That the Certificate of Designation, Preferences of Series A Convertible Preferred Stock of Issuer Direct Corporation, is hereby amended to add Article B, Section 9 which shall read in its entirety as follows:

"**ARTICLE B**

9. REDEMPTION OPTION.

(a) The holders of at least 56 2/3% of the then outstanding shares of Convertible Preferred Stock, voting as a separate class, may require the Company to redeem, from any source of funds legally available thereof, the Convertible Preferred Stock from all holders of the Convertible Preferred Stock, whether or not the holder consents to such redemption (the "**Redemption Date**"). The Company shall effect such redemptions on the applicable Redemption Dates by paying in cash in exchange for each share of Convertible Preferred Stock to be redeemed a sum equal to $1,000.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "**Redemption Price**").

(b) Except as provided herein, on or after the Redemption Date, the Redemption Price shall be payable to the order of the person whose name appears on the books of the Company. Upon the payment of the Purchase Price, each holder of Convertible Preferred Stock shall surrender to the Company the certificate or certificates representing such shares in the manner and at the place designated in a Redemption Notice provided by the Company ("**Redemption Notice**"); *provided, however*, the failure of a holder to surrender

the certificate or certificates to the Company shall in no way affect the cancellation or retirement of such shares pursuant to the terms set forth below..

(c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of Convertible Preferred Stock designated for redemption in the Redemption Notice (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. If the funds of the Company legally available for redemption of shares of Convertible Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Convertible Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of shares ratably among the holders of such shares to be redeemed based upon their holdings of Convertible Preferred Stock. "

IN WITNESS WHEREOF, ISSUER DIRECT CORPORATION has caused this Certificate of Amendment to be signed by the Chief Executive Officer and the Secretary this 29th day of November, 2010.

ISSUER DIRECT CORPORATION

By: [signature]
Brian R. Balbirnie
Chief Executive Officer

ATTEST:

By: [signature]
Wes Pollard
Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:40 PM 03/26/2012
FILED 04:37 PM 03/26/2012
SRV 120355588 - 2175068 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF DESIGNATION
PREFERENCES OF SERIES A AND SERIES B
CONVERTIBLE PREFERED STOCK
OF
ISSUER DIRECT CORPORATION

Issuer Direct Corporation, a corporation incorporated under the laws of the State of Delaware, does hereby certify pursuant to Sections 228 and 242 of the General Corporation Law:

FIRST: That the original Certificate of Designation, Preferences of Series A Convertible Preferred Stock of Issuer Direct Corporation, was filed with the Secretary of State of Delaware on May 30, 1990, a Certificate of Amendment was filed with the Secretary of State of Delaware on November 29, 2010 and this Certificate of Amendment was filed with the Secretary of State of Delaware on March 26, 2012.

SECOND: That the original Certificate of Designation, Preferences of Series B Convertible Preferred Stock of Issuer Direct Corporation, was previously filed with the Secretary of State of Delaware and this Certificate of Amendment was filed with the Secretary of State of Delaware on March 26, 2012.

THIRD: That the Certificate of Designations, Preferences of Series A Convertible Preferred Stock and Certificate of Designation, Preferences of Series B Convertible Preferred Stock of Issuer Direct Corporation (collectively, the "Series A and B Designations") are hereby deleted and removed in their entirety, there being no issued or outstanding shares of stock under the Series A and B Designations, such that the Series A and B Designations shall no longer be in existence as of March 26, 2012 and all shares of stock deemed to be authorized under the Series A and B Certificates shall again be deemed to be undesignated preferred stock under the terms of the Certificate of Incorporation of Issuer Direct Corporation.

IN WITNESS WHEREOF, ISSUER DIRECT CORPORATION has caused this Certificate of Amendment to be signed by the Chief Executive Officer and the Secretary this 26th day of March, 2012.

ISSUER DIRECT CORPORATION

By: ______________________
Brian R. Balbirnie
Chief Executive Officer

ATTEST:

By: ______________________
Wes Pollard
Secretary

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
ISSUER DIRECT CORPORATION

Issuer Direct Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

1. That, by recommendation of the Board of Directors and written consent of a majority of all outstanding shares of stock entitled to vote on the matter dated June 15, 2012, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and to be submitted to a vote of the stockholders.

2. That the text of the amendment is as follows:

Article FOURTH, subsection (a), of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

"**FOURTH:** (a) The total number of shares of all classes of stock which the Corporation is authorized to issue is One Hundred Thirty Million (130,000,000) shares, consisting of Thirty Million (30,000,000) shares of $0.001 par value per share preferred stock (the "Preferred Stock") and One Hundred Million (100,000,000) shares of $0.001 par value per share of common stock (the "Common Stock").

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the Chief Executive Officer and the Secretary this 16th day of July, 2012.

ISSUER DIRECT CORPORATION

By: ______________________
Brian R. Balbirnie
Chief Executive Officer

ATTEST:

By: ______________________
Wes Pollard
Secretary